Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES NYSE ACCEPTANCE OF CONTINUED LISTING COMPLIANCE PLAN

NEW YORK – December 1, 2025 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”) announced today that the New York Stock Exchange (“NYSE”) has accepted the Company’s business plan to regain compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual.

“We are pleased that the NYSE has accepted our plan to regain compliance with its continued listing standards,” said Nicholas Schorsch, Jr., the Company’s Chief Executive Officer. “With the support of our board of directors, we remain focused on executing on our organizational strategy to deliver value for our shareholders.”

As previously disclosed, on August 26, 2025, the Company received a notice from NYSE that the Company was not in compliance with NYSE listing standard 802.01B because at such time the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50,000,000 and its stockholders’ equity as of June 30, 2025 was less than $50,000,000.

Based upon a review of the compliance plan and information submitted by the Company, the NYSE has accepted the submission. In accordance with NYSE rules, the Company will now be given until February 26, 2027 to regain conformity with continued listing standards. The Company’s Class A common stock will continue to be listed on the NYSE during such time, subject to the Company’s compliance with other continued listing standards. The Company will also be subject to quarterly monitoring by the NYSE for compliance with the plan. If the Company fails to comply with the plan or does not meet continued listing standards at the end of the cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

About the Company

American Strategic Investment Co. (NYSE: NYC) owns a portfolio of commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements, including, without limitation, statements regarding the Company’s ability to return to compliance with the NYSE continued listing standards. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) economic uncertainties about the ultimate impact of tariffs imposed by, or imposed on, the United States and its trading relationships, (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, and (g) that the Company may not be able to regain compliance with NYSE’s continued listing requirements and rules, and the NYSE may delist the Company’s common stock, which could negatively affect the Company, the price of the Company’s common stock and shareholders’ ability to sell the Company’s common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 19, 2025 with the United States Securities and Exchange Commission (“SEC”) and all other filings with the SEC after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

info@ar-global.com

(866) 902-0063